               AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

         This Amendment, dated as of August 5, 2003 (this "Amendment"), to the Amended and Restated Rights Agreement, dated as of June 26, 2001 (the "Rights Agreement"), is between CIMA LABS INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK MINNESOTA, N.A., a national banking association (the "Rights Agent").

                                    RECITALS

         1. The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

         2. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof.

         3. The Company proposes to enter into a merger transaction (the "Merger") whereby Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Scarlet Holding Corporation, a Delaware corporation ("Holding Company"), would merge with and into the Company with the Company continuing after the Merger as a wholly-owned subsidiary of Holding Company.

         4. In anticipation of the Merger, the Company desires to amend the Rights Agreement to provide that the Merger will not result in the occurrence of a Distribution Date, a Shares Acquisition Date, a party thereto becoming an Acquiring Person or otherwise result in a trigger of the Rights (as such terms are defined in the Rights Agreement).

         5. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution of delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

                                    AGREEMENT

         In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

         1. Section 1(a) of the Rights Agreement is hereby modified by adding as the final sentence thereto the following:

         Notwithstanding the foregoing, aaiPharma Inc., a Delaware corporation ("aaiPharma"), or any Affiliate or Associate thereof, including Scarlet Holding Corporation, a Delaware corporation and wholly-owned subsidiary of aaiPharma ("Holding Company"), and Crimson MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of Holding Company (collectively with Holding Company, aaiPharma and any Affiliate or Associate of aaiPharma,

         "Parent"), shall not become an "Acquiring Person" as a result of the approval, execution or delivery of, or consummation of the transactions contemplated by, that certain Agreement and Plan of Merger dated as of August 5, 2003 (the "Merger Agreement"), by and among the Company, aaiPharma, Holding Company, C MergerCo, Inc. and Scarlet MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of Holding Company, including the approval, execution and delivery of the Cima Voting Agreements (as such term is defined in the Merger Agreement); provided, however, that Parent will become an "Acquiring Person" in the event that Parent becomes the Beneficial Owner of an aggregate of 15% or more of the Common Shares of the Company then outstanding other than pursuant to the terms of the Merger Agreement or the Cima Voting Agreements.

         2. Section 1(m) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

         (m) "SHARES ACQUISITION DATE" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; PROVIDED, HOWEVER that, if such Person is determined not to have become an Acquiring Person pursuant to clause
         (y) of the penultimate sentence of Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred. Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement or the Cima Voting Agreements, (ii) adoption of the Merger Agreement by the Company's stockholders, (iii) the exchange of the Company's Common Shares pursuant to the Merger Agreement, (iv) the consummation of the Cima Merger (as defined in the Merger Agreement) or (v) the consummation of all of the events described in clauses (i) through
         (iv), or of any and all other transactions contemplated by the Merger Agreement or the Cima Voting Agreements.

         3. Section 3(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

         Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement or the Cima Voting Agreements, (ii) adoption of the Merger Agreement by the Company's stockholders, (iii) the exchange of the Company's Common Shares pursuant to the Merger Agreement, (iv) the consummation of the Cima Merger (as defined in the Merger Agreement) or (v) consummation of all of the events described in clauses (i) through (iv), or of any and all other transactions contemplated by the Merger Agreement or the Cima Voting Agreements.

         4. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

         (i) the earlier of (A) the Close of Business on June 26, 2011 or (B) the time that is immediately prior to the Effective Time, as defined in the Merger Agreement (the date on which the earlier of (A) or (B) occurs, the "Final Expiration Date")

         5. Section 13(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

         Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the first sentence of
         Section 13(a) shall be deemed to have occurred solely as a result of
         (i) the approval, execution or delivery of the Merger Agreement or the Cima Voting Agreements, (ii) adoption of the Merger Agreement by the Company's stockholders, (iii) the exchange of the Company's Common Shares pursuant to the Merger Agreement, (iv) the consummation of the Cima Merger (as defined in the Merger Agreement) or (v) the consummation of all of the events described in clauses (i) through
         (iv), or of any and all other transactions contemplated by the Merger Agreement or the Cima Voting Agreements.

         6. A new Section 35 shall be added and shall read as follows:

         Immediately prior to the Effective Time (as defined in the Merger Agreement), this Agreement shall be terminated and all outstanding Rights shall expire.

         7. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

         9. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force effect.



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

         10. Capitalized terms used herein but not defined (either directly herein or by reference to the Merger Agreement) shall have the meanings given to them in the Rights Agreement.

         11. The term "Agreement" as used in the Rights Agreement shall be deemed to refer for all purposes to the Rights Agreement as amended by this Amendment.

                            [signature page follows]



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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                             CIMA LABS INC.


                                             By: /s/ Steven B. Ratoff
                                                 -------------------------------
                                                 Name: Steven B. Ratoff
                                                 Title: Interim Chief Executive
                                                        Officer


                                             WELLS FARGO BANK MINNESOTA, N.A.,
                                             as Rights Agent


                                             By: /s/ John D. Baker
                                                 -------------------------------
                                                 Name: John D. Baker
                                                 Title: Assistant Vice President



                 SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT